EXHIBIT 10.1

______________________________________________________________

CREDIT AGREEMENT

Green Plains Grain Company LLC

as Borrower

with

First National Bank of Omaha

as Lender

dated as of April 3, 2008

____________________________________________________

TABLE OF CONTENTS

SECTION 1.

DEFINITIONS AND INTERPRETATION

1

1.1.

Terms Defined

1

1.2.

Matters of Construction

12

1.3.

Accounting Principles

12

SECTION 2.

THE LOANS

13

2.1.

Description

13

2.2.

Funding Procedures

14

2.3.

Interest

14

2.4.

Payments

15

2.5.

Use of Proceeds

16

2.6.

Fees

16

2.7.

Alternate Rate of Interest

17

2.8.

Increased Costs

17

2.9.

Break Funding Payments

18

2.10.

Taxes.

18

SECTION 3.

CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

19

3.1.

Conditions Precedent to Closing

19

3.2.

Conditions Precedent to Advances

21

3.3.

Compliance with this Agreement

22

3.4.

Closing Certificate

22

3.5.

Closing

22

3.6.

Non-Waiver of Rights

22

SECTION 4.

REPRESENTATIONS AND WARRANTIES

22

4.1.

Organization, Powers, Authorization and Enforceability

22

4.2.

No Conflicts

23

4.3.

Financial Condition / Full Disclosure

23

4.4.

Governmental Approval

23

4.5.

Pending Litigation

23

4.6.

Taxes

23

4.7.

Insurance.

23

4.8.

Contracts, etc.

24

4.9.

Compliance with Laws

24

4.10.

Equity Interests

24

4.11.

Associations

24

4.12.

Labor Matters

24

4.13.

ERISA

24

4.14.

Debt

24

4.15.

Title to Property

25

4.16.

Collateral Locations

25

4.17.

Location of Bank and Brokerage Accounts

25

SECTION 5.

BORROWER’S AFFIRMATIVE COVENANTS

25

5.1.

Financial and Business Information

25

5.2.

Tax Returns and Reports

26

5.3.

Material Adverse Effect

26

5.4.

Litigation / Loss

26

5.5.

Places of Business; Jurisdiction of Organization; Name

26

5.6.

Maintenance of Insurance, Financial Records and Legal Existence.

27

5.7.

Business Conducted

27

5.8.

Payment of Obligations, Taxes and Claims

28

5.9.

Financial Covenants

28

5.10.

Swap Requirement.

28

5.11.

Maintenance of Property / Inspection

28

SECTION 6.

BORROWER’S NEGATIVE COVENANTS

28

6.1.

Debt

28

6.2.

Liens, Claims and Encumbrances

29

6.3.

Loans, Advances and Investments

29

6.4.

Distributions

29

6.5.

Sale of Assets, Merger, Consolidation, Dissolution or Liquidation of Borrower.

29

6.6.

Change of Control of Parent

29

6.7.

Transactions With Affiliates

30

6.8.

Bank and Brokerage Accounts; Deposits

30

6.9.

Hedging

30

SECTION 7.

DEFAULT

30

7.1.

Events of Default

30

7.2.

Cure

30

7.3.

Rights and Remedies on Default.

30

7.4.

Nature of Remedies

33

7.5.

Set-Off

33

SECTION 8.

Miscellaneous

34

8.1.

Governing Law

34

8.2.

Integrated Agreement

34

8.3.

Waiver and Indemnity.

34

8.4.

Time

35

8.5.

Expenses of Lender

35

8.6.

Confidentiality

35

8.7.

Notices.

35

8.8.

Headings

35

8.9.

Survival

36

8.10.

Successors and Assigns.

36

8.11.

Duplicate Originals

36

8.12.

Modification

36

8.13.

Signatories

36

8.14.

Third Parties

36

8.15.

Waivers.

36

8.16.

Consent to Jurisdiction

37

8.17.

Waiver of Jury Trial

37

8.18.

Discharge of Taxes, Borrower’s Obligations, Etc.

37

8.19.

Injunctive Relief

38

8.20.

Transfers, Participations and Securitizations.

38

SECTION 9.

Notice - Written Agreements.

39

EXHIBITS

A – Real Property

B – Revolving Credit Note

C – Term Loan Note

D – Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents

E – Security Agreement

F – Control Agreement

G – Environmental Indemnity Agreement

H – Borrowing Base Report

I  –  Compliance Certificate

SCHEDULES

4.15 – Agreements Regarding Rights, Options and Leases

4.16 – Collateral Locations

4.17 – Location of Bank and Brokerage Accounts

CREDIT AGREEMENT

This Credit Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, this “Agreement”) is dated this 3rd day of April, 2008 by and among Green Plains Grain Company LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Borrower”), and First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”).

RECITALS

WHEREAS, Borrower has requested that Lender loan up to thirty-nine million dollars ($39,000,000) to Borrower via (a) a thirty million dollar ($30,000,000) revolving credit facility, the proceeds of which will be used to finance Borrower’s working capital needs and (b) a nine million dollar ($9,000,000) term loan facility, the proceeds of which will be used to refinance Borrower’s existing debt and for general business purposes;

WHEREAS, the loans will generally be secured by (a) the personal property of Borrower (other than rolling stock and equipment owned by Borrower on the date hereof), now existing or hereafter acquired, and (b) the real property of Borrower described on Exhibit A attached hereto and all improvements now or hereafter existing thereon; and

WHEREAS, Lender is willing to make the loans on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of Lender making the loans to Borrower, the premises set forth above, which are incorporated herein by this reference and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.

DEFINITIONS AND INTERPRETATION

1.1

Terms Defined.  As used in this Agreement, the following terms have the following respective meanings:

“Account” means a right to payment of a monetary obligation including, without limitation, all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which Borrower now has or hereafter acquires any right.

“Account Debtor” means the Person who is obligated on an Account.

“Advance” means any monies advanced or credit extended as Revolving Credit Loans or the Term Loan to or for the benefit of Borrower by Lender.

“Affiliate” means, with respect to any specified Person, (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the specified Person or of a Person who is an Affiliate of the specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the equity interests of such Person.

“Applicable Margin” means, with respect to any date, the annual rates of interest set forth under the LIBOR Rate Margin when the LIBOR Rate is in effect or the Base Rate Margin when the Base Rate is in effect, according to the applicable level in the following grid, with such level to be determined on the basis of the Fixed Charge Ratio set forth in the Compliance Certificate for the most recent fiscal quarter of Borrower, and any changes to such level to take effect on the first (1st) of the month following receipt of such Compliance Certificate by Lender:

	Fixed Charge Ratio	Libor Rate Margin	Base Rate Margin
Level 1	<1.00x	+2.75%	+0.75%

Level 2	≥1.00x and <1.15x	+2.50%	+0.50%

Level 3	≥1.15x and <1.30x	+2.25%	+0.25%

Level 4	≥1.30x and <1.45x	+2.00%	0.00%

Level 5	≥1.45x	+1.75%	-0.25%

“Authorized Officer” means any officer of Borrower or its sole member authorized by specific resolutions of Borrower and its sole member to request Revolving Credit Loans or the Term Loan as set forth in the incumbency certificate referred to in Section 3.1(h) hereof.

“Base LIBOR Rate” means, with respect to any LIBOR Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such LIBOR Interest Period, as the rate for dollar deposits with a maturity comparable to such LIBOR Interest Period.  In the event that such rate is not available at such time for any reason, then the “Base LIBOR Rate” with respect to such Revolving Credit Loan for such LIBOR Interest Period shall be the rate at which dollar deposits of the amount of such Revolving Credit Loan and for a maturity comparable to such LIBOR Interest Period are offered by the principal London office of any major bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such LIBOR Interest Period.

“Base Rate” means, with respect to any date, an annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of: (a) the rate most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks; plus (b) the Applicable Margin.  The Base Rate shall be adjusted every day.

“Board” means the Board of Governors of the Federal Reserve Systems of the United States.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement and, when used in a historical context (i.e., prior to the Closing Date), includes Great Lakes Cooperative, an Iowa cooperative association, and Green Plains Grain Cooperative, an Iowa cooperative association, the predecessors-in-interest to Borrower.

“Borrowing Base” means an amount equal to the lesser of: (a) the Revolving Credit Commitment; and (b) the sum of (i) 85% of the Value of Eligible Accounts Receivable, plus (ii) 70% of the Value of Eligible Non-Grain Inventory, plus (iii) 90% of the Value of Eligible Grain Inventory Evidenced By Warehouse Receipts, plus (iv) 80% of the Value of Eligible Grain Inventory Not Evidenced By Warehouse Receipts, plus (v) 85% of the Value of Grain Forward Contracts (1 Year), plus (vi) 60% of the Value of Grain Forward Contracts (2 Years), plus (vii) 100% of the Value of Hedging Accounts, minus (viii) 100% of all amounts payable by Borrower with respect to grain included in clauses (iii) and (iv) above, minus (ix) 100% of outstanding checks and other outstanding forms of payment by Borrower to satisfy amounts payable under clause (viii) above (to the extent the corresponding payable has been reduced), minus (x) 100% of accrued and unpaid interest on the Debt, minus (xi) 100% of outstanding letters of credit issued on behalf of Borrower.  As of any date, the Borrowing Base shall be determined on the basis of the information contained in the most recent Borrowing Base Report.

“Borrowing Base Report” has the meaning set forth in Section 3.1(t) hereof.

“Borrowing Notice” means a written, telex, telecopy or telephonic notice by Borrower to Lender specifying (a) the Effective Date of making any Advance under the Revolving Credit Facility or Term Loan Facility, (b) the amounts of, and Rate Options applicable to, any Advance requested under the Revolving Credit Facility, (c) the amount of any Advance requested under the Term Loan Facility and (d) the duration of the LIBOR Interest Period applicable to any Advance requested under the Revolving Credit Facility bearing interest at the LIBOR Rate.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in Omaha, Nebraska are permitted or required by law, executive order or governmental decree to remain closed or a day on which Lender is closed for business.

“Capital Expenditures” means, with respect to any period, the expenditures of Borrower for such period in connection with the purchase of any fixed or capital assets required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change in Law” means (a) the adoption of any law, rule or regulation by any governmental authority after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the Closing Date or (c) compliance by Lender with any binding request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the Closing Date.

“Change of Control” has the meaning set forth in Section 6.6 hereof.

“Closing” has the meaning set forth in Section 3.5 hereof.

“Closing Date” has the meaning set forth in Section 3.5 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

“Collateral” means the Personal Property, Real Property and all other Property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise.

“Compliance Certificate” has the meaning set forth in Section 3.1(u) hereof.

“Control Agreements” has the meaning set forth in Section 3.1(d) hereof.

“Debt” means, with respect to any date, whether or not included as indebtedness or liabilities in accordance with GAAP, the sum of Borrower’s: (a) obligations for borrowed money; plus (b) obligations evidenced by bonds, debentures, notes or other similar instruments; plus (c) obligations under conditional sale or other title retention agreements relating to property purchased to the extent of the value of such property; plus (d) obligations to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and due within six months of the incurrence thereof); plus (e) obligations under Capitalized Leases; plus (f) obligations under operating leases for rolling stock and equipment; plus (g) obligations to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property; plus (h) obligations to reimburse any other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument; plus (i) guaranties of the obligations of any other Person.

“Default Rate” means the rate of interest otherwise applicable on Revolving Credit Loans and the Term Loan plus five percent (5%).

“Disclosures” has the meaning set forth in Section 8.20(b) hereof.

“Distribution” means (a) dividends or other distributions on the equity interests of Borrower, (b) the redemption, repurchase or acquisition of such equity interests or of warrants, rights or other options to purchase such equity interests and (c) loans made to any member of Borrower.

“EBITDAR” means, with respect to any date, for the most recently ended four fiscal quarters of Borrower, the sum of Borrower’s: (a) Net Income for such period; plus (b) any amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense, (ii) provisions for federal, state, local and foreign income taxes, (iii) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-recurring non-cash charges (excluding any such non-cash charge to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), (iv) rent and lease expense and (v) unrealized losses on mark-to-market accounting for hedging activities; minus (c) any amount which, in the determination of Net Income for such period, has been added for (i) interest income, (ii) any non-cash income or non-cash gains, (iii) any extraordinary, unusual or non-recurring income and (iv) unrealized gains on mark-to-market accounting for hedging activities; all as determined in accordance with GAAP.

“Effective Date” means any Business Day designated by Borrower in a Borrowing Notice, Rate Selection Notice or Prepayment Notice as the date any Advance, rate selection or prepayment, as the case may be, shall become effective.

“Eligible Accounts Receivable” means any Account in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

(a)

it arises out of a bona fide sale of goods or services sold and delivered by or on behalf of Borrower, or is in the process of being delivered by or on behalf of Borrower, to the Account Debtor on said Account;

(b)

it has been identified to Lender by Borrower in a manner reasonably satisfactory to Lender;

(c)

it is evidenced by an invoice to the Account Debtor thereunder;

(d)

it has not remained unpaid in whole or in part for a period of more than ninety (90) days from the due date set forth in the original invoice (such due date not to exceed twenty (20) days from the original invoice date);

(e)

it is not owed by an Account Debtor who is an employee of or which is an Affiliate of Borrower (other than Accounts that arise with respect to the sale of grain by Borrower to Parent, GPRE Shenandoah LLC or Superior Ethanol, LLC for use at their Shenandoah, Iowa ethanol plant or Superior, Iowa ethanol plant in accordance with Section 6.7 hereof);

(f)

it is not owing by any Account Debtor located outside of the United States;

(g)

the amount of such Account represented as owing is not disputed and it is net of any credit or allowance given by Borrower to such Account Debtor; and

(h)

the Account is not subject to any counterclaim or defense asserted by the Account Debtor thereunder, nor is it subject to any offset or contra account payable to the Account Debtor or to any repurchase obligations or return rights.

“Eligible Grain Inventory Evidenced By Warehouse Receipts” means any Grain Inventory in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

(a)

it is owned by Borrower and such ownership is evidenced by warehouse receipt;

(b)

it is readily usable or marketable by Borrower in the ordinary course of its business;

(c)

it substantially conforms to the represented specifications and other quality standards of Borrower;

(d)

it has been identified to Lender by Borrower in a manner reasonably satisfactory to Lender;

(e)

it is located at a location in the United States of America disclosed to and approved by Lender and, if requested by Lender, any Person (other than Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Grain Inventory in a manner satisfactory to Lender;

(f)

it is priced in accordance with GAAP and consistent with Borrower’s method of pricing of Grain Inventory elected in its year-end financial statements referred to in Section 5.1(a) hereof; and

(g)

it has not given rise to an Account.

“Eligible Grain Inventory Not Evidenced By Warehouse Receipts” means any Grain Inventory in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

(a)

it is owned by Borrower and such ownership is not evidenced by warehouse receipt;

(b)

it is readily usable or marketable by Borrower in the ordinary course of its business;

(c)

it substantially conforms to the represented specifications and other quality standards of Borrower;

(d)

it has been identified to Lender by Borrower in a manner reasonably satisfactory to Lender;

(e)

it is located at a location in the United States of America disclosed to and approved by Lender and, if requested by Lender, any Person (other than Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Grain Inventory in a manner satisfactory to Lender;

(f)

it is priced in accordance with GAAP and consistent with Borrower’s method of pricing of Grain Inventory elected in its year-end financial statements referred to in Section 5.1(a) hereof; and

(g)

it has not given rise to an Account.

“Eligible Non-Grain Inventory” means any Non-Grain Inventory in which Lender has a first priority perfected security interest and which complies with each of the following requirements:

(a)

it is owned by Borrower;

(b)

it is readily usable or marketable by Borrower in the ordinary course of its business;

(c)

it substantially conforms to the represented specifications and other quality standards of Borrower;

(d)

it has been identified to Lender by Borrower in a manner reasonably satisfactory to Lender;

(e)

it is located at a location in the United States of America disclosed to and approved by Lender and, if requested by Lender, any Person (other than Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Non-Grain Inventory in a manner satisfactory to Lender;

(f)

it is priced in accordance with GAAP and consistent with Borrower’s method of pricing of Non-Grain Inventory elected in its year-end financial statements referred to in Section 5.1(a) hereof; and

(g)

it has not given rise to an Account.

 “Environmental Indemnity Agreement” has the meaning set forth in Section 3.1(e) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

“ERISA Affiliate” means any Person that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, Section 414(m) of the Code.

“ERISA Event” means: (a) the occurrence of a “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan unless the 30 day notice period requirement with respect to such event has been waived or the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) for plan years beginning prior to 2008, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Borrower or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 7.1 hereof.

“Exchange Act” has the meaning set forth in Section 6.6(a) hereof.

“Expenses” has the meaning set forth in Section 8.5 hereof.

“Fixed Charge EBITDAR Deductions” means, with respect to any date, for the most recently ended four fiscal quarters of Borrower, the sum of Borrower’s:  (a) provisions for federal, state, local and foreign income taxes (i.e., amounts added to Net Income in the calculation of EBITDAR); plus (b) Capital Expenditures (excluding two million one hundred thousand dollars ($2,100,000) during fiscal 2008); plus (c) Distributions.

“Fixed Charge Ratio” means, with respect to any date, the ratio of: (a) EBITDAR as of such date minus Fixed Charge EBITDAR Deductions as of such date; to (b) Fixed Charges as of such date.

“Fixed Charges” means, with respect to any date, for the most recently ended four fiscal quarters of Borrower, the sum of Borrower’s: (a) Interest Expense; plus (b) current maturities of Debt (excluding the principal amount of any Revolving Credit Loans outstanding); plus (c) rent and lease expense.

“GAAP” means generally accepted accounting principles, consistently applied.

“Grain Forward Contracts (1 Year)” means contracts entered into by Borrower, as of any date, under which Borrower commits to purchase grain delivered within one (1) year of such date, and with respect to which (a) Borrower is hedged with a short position in a futures contract maintained in a Hedging Account and (b) Lender has a first priority perfected security interest.

“Grain Forward Contracts (2 Years)” means contracts entered into by Borrower, as of any date, under which Borrower commits to purchase grain delivered between one (1) and two (2) years of such date, and with respect to which (a) Borrower is hedged with a short position in a futures contract maintained in a Hedging Account and (b) Lender has a first priority perfected security interest.

“Grain Inventory” means corn, soybeans, oats and other grains held for sale by Borrower.

“Great Lakes Grain Storage” means Great Lakes Grain Storage, L.L.C., an Iowa limited liability company.

“Hedging Accounts” means commodity trading accounts maintained by Borrower for hedging purposes with any reputable broker reasonably acceptable to Lender, and in which Lender has a first priority perfected security interest.

“Hedging Policy” means a policy setting forth standards, practices and procedures with respect to Borrower’s hedging activities approved by the Board of Directors of Parent and reasonably acceptable to Lender.

“Incumbent  Directors” has the meaning set forth in Section 6.6(b) hereof.

“Indemnified Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority (other than income and franchise taxes imposed on the net income of Lender).

“Interest Expense” means, with respect to any period, the interest expense of Borrower for such period payable in connection with Debt (including all computed interest on Capitalized Leases and operating leases for rolling stock and equipment).

“LIBOR Interest Period” means: (a) with respect to any Revolving Credit Loan bearing interest at the LIBOR Rate, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day and selected by Borrower in its Borrowing Notice or Rate Selection Notice; and (b) with respect to the Term Loan, a period of three (3) months commencing on every January 1, April 1, July 1 and October 1.  If any LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new month such LIBOR Interest Period shall end on the immediately preceding Business Day.

“LIBOR Rate” means, with respect to any LIBOR Interest Period, an annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of: (a)(i) the Base LIBOR Rate for such LIBOR Interest Period multiplied by (ii) the Statutory Reserve Rate; plus (b) the Applicable Margin.

“Loan Documents” means this Agreement, the Revolving Credit Note, the Term Loan Note, the Mortgages, the Security Agreement, the UCC-1 Financing Statement, the Control Agreements, the Environmental Indemnity Agreement and any other agreements, instruments, documents and certificates executed and/or delivered in connection with this Agreement, as each may be amended, restated, modified or otherwise supplemented from time to time.

“Loan Pool” means: (a) in the context of a Securitization, any pool or group of loans that are a part of such Securitization; (b) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and (c) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of Borrower, (b) the ability of Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to Lender under any Loan Document.

“Minimum Notice Period” means a period commencing no later than 10:00 a.m., Omaha time, (a) on the Effective Date of any Advance under the Revolving Credit Facility bearing interest at the Base Rate, (b) three Business Days prior to the Effective Date of any Advance or payment under the Revolving Credit Facility bearing interest at the LIBOR Rate or rate selection under the Revolving Credit Facility and (c) three Business Days prior to the Effective Date of any payment under the Term Loan Facility (other than the quarterly payments required by Section 2.4(c) hereof).

“Mortgages” has the meaning set forth in Section 3.1(b) hereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any period, the net income (loss) of Borrower for such period, determined in accordance with GAAP.

“Non-Grain Inventory” means all raw materials, work in process, finished goods, supplies and goods other than Grain Inventory held for sale or lease or furnished or to be furnished under contracts of service in which Borrower now has or hereafter acquires any right.

“Non-Use Fee Rate” means, with respect to any date, the annual rates of interest set forth under the Non-Use Fee Rate, according to the applicable level in the following grid, with such level to be determined on the basis of the Fixed Charge Ratio set forth in the Compliance Certificate for the most recent fiscal quarter of Borrower, and any changes to such level to take effect on the first (1st) of the month following receipt of such Compliance Certificate by Lender:

	Fixed Charge Ratio	Non-Use Fee Rate
Level 1	<1.00x	+0.500%

Level 2	≥1.00x and <1.15x	+0.375%

Level 3	≥1.15x and <1.30x	+0.375%

Level 4	≥1.30x and <1.45x	+0.250%

Level 5	≥1.45x	+0.125%

“Obligations” means all now existing or hereafter arising loans, advances, liabilities, debts, obligations, covenants and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due or to become due, or payable to Lender, by or from Borrower, in each case to the extent arising out of this Agreement or any other Loan Document or otherwise including, without limitation, all obligations to repay principal of and interest on Revolving Credit Loans and the Term Loan, all obligations to pay interest, fees, costs, charges, expenses and any other sums chargeable to Borrower under the Loan Documents or any other agreement with Lender, whether or not evidenced by any note or other instrument.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent” means Green Plains Renewable Energy, Inc., an Iowa corporation.

“Participation” means one or more grants by Lender to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any or all servicing rights with respect thereto.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Exceptions” means: (a) the liens for current taxes and assessments with respect to the Real Property, not yet due and payable; (b) liens and security interests in favor of Lender; (c) those easements, restrictions, liens and encumbrances with respect to the Real Property set forth as exceptions in the title insurance policies issued to Lender and approved by Lender in its reasonable discretion; and (d) any other matters which have been approved in writing by Lender.

“Person” means any individual, corporation, partnership, limited liability partnership, limited liability company, association, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, or other entity.

“Personal Property” means the personal property of Borrower (other than rolling stock and equipment owned by Borrower on the date hereof) described in the Security Agreement, now existing or hereafter acquired.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Notice” means a written, telex, telecopy or telephonic notice by the Company to the Administrative Agent pursuant to Section 2.4(d) hereof specifying the amount of principal to be prepaid and the Effective Date of such prepayment.

“Property” means an interest of Borrower in any kind of property or asset, whether real or personal, tangible or intangible, and includes the Collateral and any equity interest in Borrower.

“Rate Option” means the LIBOR Rate or the Base Rate.

“Rate Selection Notice” means a written, telex or telephonic notice by Borrower to Lender specifying: (a) the principal amount of the outstanding Revolving Credit Loans that shall be governed by the LIBOR Rate; (b) the LIBOR Interest Period applicable thereto; and (c) the Effective Date of each such LIBOR Rate selection.

“Real Property” means the real property of Borrower described on Exhibit A attached hereto and in the Mortgages and all improvements now or hereafter existing thereon.

“Revolving Credit Commitment” means an amount equal to thirty million dollars ($30,000,000).

“Revolving Credit Facility” has the meaning set forth in Section 2.1(a) hereof.

“Revolving Credit Maturity Date” has the meaning set forth in Section 2.1(d) hereof.

“Revolving Credit Note” has the meaning set forth in Section 2.1(c) hereof.

“Revolving Credit Loans” has the meaning set forth in Section 2.1(b) hereof.

“Securitization” means one or more sales, dispositions, transfers or assignments by Lender to a special purpose corporation, trust or other entity identified by Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender), and the issuance of  bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization.  Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

“Security Agreement” has the meaning set forth in Section 3.1(c) hereof.

“Senior Leverage Ratio” means, with respect to any date, the ratio of (a) Debt (excluding the principal amount of any Revolving Credit Loans outstanding) as of such date to (b) EBITDAR as of such date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Lender is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Revolving Credit Loans bearing interest at the LIBOR Rate and the Term Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture, trust or other legal entity of which Borrower owns directly or indirectly 50% or more of the outstanding voting stock or equity interests, or of which Borrower has effective control, by contract or otherwise.

“Tangible Net Worth” means, with respect to any date, the sum of Borrower’s: (a) total assets (excluding any assets which are treated as intangibles in conformity with GAAP); minus (b) total liabilities, all as determined in accordance with GAAP.

“Term Loan Commitment” means an amount equal to nine million dollars ($9,000,000).

“Term Loan Facility” has the meaning set forth in Section 2.1(a) hereof.

“Term Loan Maturity Date” has the meaning set forth in Section 2.1(d) hereof.

“Term Loan Note” has the meaning set forth in Section 2.1(c) hereof.

“Term Loan” has the meaning set forth in Section 2.1(b) hereof.

“Term Rate” means, with respect to any date, an annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of: (a) the LIBOR Rate; plus (b) twenty-five basis points (0.25%) per annum.

“Transfer” means one or more sales, transfers or assignments by Lender to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any or all servicing rights with respect thereto.

“Unmatured Event of Default” means an event which with the passage of time, giving of notice or both, would become an Event of Default.

“Value” means, as of any given date, an amount equal to: (a) for Eligible Accounts Receivable, the amount owing; (b) for Eligible Non-Grain Inventory, the lesser of (i) cost determined on a FIFO inventory basis of accounting (all in accordance with GAAP) and (ii) market price for inventory of similar kind, quality, quantity and condition; (c) for Eligible Grain Inventory Evidenced By Warehouse Receipts and Eligible Grain Inventory Not Evidenced By Warehouse Receipts, the average daily price at which Borrower purchased inventory of similar kind, quality, quantity and condition; (d) for Grain Forward Contracts (1 Year) and Grain Forward Contracts (2 Years), the excess or deficit product of (i) the futures price quoted on the Chicago Board of Trade for the futures contract hedging each such contract minus the applicable purchase price per bushel for each such contract multiplied by (ii) the number of bushels hedged under each such contract; provided, however, that the Value of Grain Forward Contracts (2 Years) shall not exceed five hundred thousand dollars ($500,000) in the aggregate; and (e) for Hedging Accounts, the excess or deficit account balances that would exist if all contracts held in such accounts were liquidated and all gains and losses on such contracts were realized plus all amounts held as margin (whether initial, maintenance or otherwise) in such accounts.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, with respect to any date, the sum of Borrower’s: (a) current assets; minus (b) current liabilities (including the principal amount of any Revolving Credit Loans outstanding and current maturities under the Term Loan Facility), all as determined in accordance with GAAP.

1.2

Matters of Construction.  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.3

Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2.

THE LOANS

2.1

Description.

(a)

Subject to the other terms and conditions of this Agreement, Lender hereby establishes loans for the benefit of Borrower of up to thirty-nine million dollars ($39,000,000) consisting of (i) a revolving credit facility (the “Revolving Credit Facility”), the proceeds of which will be used to finance Borrower’s working capital needs, and (ii) a term loan facility (the “Term Loan Facility”), the proceeds of which will be used to refinance Borrower’s existing debt and for general business purposes.

(b)

The Revolving Credit Facility permits Advances to be extended by Lender to or for the benefit of Borrower from time to time hereunder in the form of revolving credit loans (the “Revolving Credit Loans”). The aggregate outstanding amount of all Advances under the Revolving Credit Facility, at any time, shall not exceed the lesser of the Revolving Credit Commitment and the Borrowing Base. Subject to such limitation, the outstanding balance of all Advances under the Revolving Credit Facility may fluctuate from time to time, through repayments and reborrowings.  In no event shall the principal amount of any Advance under the Revolving Credit Facility be less than one hundred thousand dollars ($100,000).  The Term Loan Facility permits a single Advance to be extended by Lender to or for the benefit of Borrower any time hereunder in the form of a term loan (the “Term Loan”).  The aggregate outstanding amount of any Advance under the Term Loan Facility shall not exceed the Term Loan Commitment.  Any Advance under the Term Loan Facility which is repaid is not available for reborrowing.  The Obligations of Borrower under the Revolving Credit Facility, the Term Loan Facility, this Agreement and the other Loan Documents shall at all times be absolute and unconditional.

(c)

At Closing, Borrower shall duly execute and deliver to Lender (i) a promissory note made payable to the order of Lender in the principal amount of the Revolving Credit Commitment (as the same may be amended, modified or replaced from time to time, the “Revolving Credit Note”) and (ii) a promissory note made payable to the order of Lender in the principal amount of the Term Loan Commitment (as the same may be amended, modified or replaced from time to time, the “Term Loan Note”). The Revolving Credit Note and the Term Loan Note shall evidence Borrower’s absolute and unconditional obligation to repay Lender for all Revolving Credit Loans made by Lender under the Revolving Credit Facility and the Term Loan made by Lender under the Term Loan Facility, with interest as herein and therein provided. Each and every Advance under the Revolving Credit Facility shall be evidenced by the Revolving Credit Note and any Advance under the Term Loan Facility shall be evidenced by the Term Loan Note.  The Revolving Credit Note and the Term Loan Note are incorporated herein by reference and made a part hereof. The Revolving Credit Note and the Term Loan Note shall be substantially in the form of Exhibit B and Exhibit C, respectively, attached hereto.

(d)

The term of the Revolving Credit Facility shall expire on April 3, 2010. All Revolving Credit Loans under the Revolving Credit Facility shall be repaid on or before the earlier of (i) April 3, 2010, (ii) termination of the Revolving Credit Facility and (iii) termination of this Agreement (the earliest of such dates, the “Revolving Credit Maturity Date”). After the Revolving Credit Maturity Date, no further Advances under the Revolving Credit Facility shall be available from Lender.  The term of the Term Loan Facility shall expire on April 3, 2013.  Any Term Loan under the Term Loan Facility shall be repaid on or before the earlier of (i) April 3, 2013, (ii) termination of the Term Loan Facility and (iii) termination of this Agreement (the earliest of such dates, the “Term Loan Maturity Date”).

2.2

Funding Procedures.

(a)

Subject to the terms and conditions of this Agreement and so long as no Event of Default or Unmatured Event of Default has occurred hereunder, Lender will make Advances to Borrower under the Revolving Credit Facility and a single Advance to Borrower under the Term Loan Facility, in each case, on the Effective Dates specified in Borrowing Notices received by Lender.

(b)

Not less than the Minimum Notice Period prior to any Effective Date, Borrower shall deliver to Lender a Borrowing Notice for an Advance under the Revolving Credit Facility or Term Loan Facility.

(c)

Subject to the terms and conditions of this Agreement, if the Borrowing Notice is delivered to Lender not less than the Minimum Notice Period prior to any Effective Date, and any other conditions set forth in this Agreement are satisfied, Lender will make the requested Advance to Borrower on the Effective Date (or the next applicable Business Day if the Borrowing Notice is delivered to Lender less than the Minimum Notice Period prior to the Effective Date).

2.3

Interest.

(a)

Each Revolving Credit Loan and the Term Loan shall bear interest on the outstanding principal amount thereof from the date made until such Revolving Credit Loan or Term Loan is paid in full.  Borrower agrees to pay interest on the unpaid principal amount of each Revolving Credit Loan from time to time outstanding hereunder at either of the following rates of interest per annum: (i) the LIBOR Rate; or (ii) the Base Rate.  Borrower agrees to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding hereunder at the following rate of interest per annum: the Term Rate.

(b)

After Closing, Borrower may change the rate of interest then in effect with respect to any Revolving Credit Loan from the Base Rate to the LIBOR Rate for a LIBOR Interest Period by delivering to the Lender a Rate Selection Notice not less than the Minimum Notice Period prior to any Effective Date.  During such LIBOR Interest Period, the Base LIBOR Rate applicable to such Revolving Credit Loan shall not be changed by Borrower or Lender.  If, at the end of such LIBOR Interest Period, Borrower fails to select a new Rate Option by giving a Rate Selection Notice or to pay the Revolving Credit Loan after giving a Prepayment Notice in not less than the Minimum Notice Period provided therefore, such Revolving Credit Loan shall bear interest at the Base Rate on and after the last day of such LIBOR Interest Period until paid or until the Effective Date of a new Rate Option.  Borrower may not select a LIBOR Rate to apply to any portion of the Revolving Credit Loans if, on the Effective Date of such selection, there exists an Event of Default or Unmatured Event of Default.

(c)

If any Event of Default shall occur, the rate of interest applicable to Revolving Credit Loans and the Term Loan then outstanding shall be the Default Rate. The Default Rate shall apply from the date of the Event of Default until the date such Event of Default is waived or cured, as determined by Lender in its reasonable discretion, and interest accruing at the Default Rate shall be payable upon demand.

(d)

Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days, including the date a Revolving Credit Loan or the Term Loan, as applicable, is made and excluding the date such Revolving Credit Loan or Term Loan, as applicable, or any portion thereof is paid or prepaid.

(e)

All contractual rates of interest chargeable on any outstanding Revolving Credit Loan or the Term Loan, as applicable, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

(f)

In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate of interest permissible under applicable law. In the event that any court of competent jurisdiction determines Lender has charged or received interest hereunder in excess of the highest applicable rate of interest, Lender may, in its reasonable discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate of interest shall automatically be reduced to the maximum rate of interest permitted by such law.

(g)

Any Revolving Credit Loan bearing interest at the LIBOR Rate shall be in a minimum principal amount of five hundred thousand dollars ($500,000) and in increments of one hundred thousand dollars ($100,000) thereafter.  No more than ten (10) Revolving Credit Loans bearing interest at the LIBOR Rate shall be outstanding at any one time.

2.4

Payments.

(a)

All accrued interest on the Revolving Credit Loans shall be due and payable (i) on the last Business Day of each month until the Revolving Credit Maturity Date, (ii) on the Revolving Credit Maturity Date and (iii) upon payment in full.  All accrued interest on the Term Loan shall be due and payable (i) on the last Business Day of each month until the Term Loan Maturity Date, (ii) on the Term Loan Maturity Date and (iii) upon payment in full.  After the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, interest shall be payable on demand.

(b)

If, at any time, the aggregate principal amount of all Revolving Credit Loans outstanding exceeds the lesser of the Revolving Credit Commitment and the Borrowing Base then in effect, Borrower shall immediately make such principal prepayments of the Revolving Credit Loans as is necessary to eliminate such excess.  If, at any time, the aggregate principal amount of the Term Loan outstanding exceeds the Term Loan Commitment, Borrower shall immediately make such principal prepayments of the Term Loan as is necessary to eliminate such excess.

(c)

The entire outstanding principal balance of the Revolving Credit Loans, together with all unpaid accrued interest thereon, shall be due and payable on the Revolving Credit Maturity Date.  Borrower shall repay the Term Loan to Lender on the last Business Day of each calendar quarter, commencing on June 30, 2008, through and including the Term Loan Maturity Date, in consecutive quarterly payments of principal equal to two hundred twenty-five thousand dollars ($225,000).  The entire outstanding principal balance of the Term Loan, together with all unpaid accrued interest thereon, shall be due and payable on the Term Loan Maturity Date.

(d)

Upon receipt by the Lender of a Prepayment Notice not less than the Minimum Notice Period prior to the Effective Date thereof, Borrower may prepay without penalty the principal of Revolving Credit Loans and the Term Loan at any time.  Notwithstanding the preceding sentence, Borrower acknowledges that prepayment make-whole payments, premiums or penalties may be required in connection with the prepayment of Revolving Credit Loans bearing interest at the LIBOR Rate on any day other than the last day of the LIBOR Interest Period or the Term Loan on any day other than the last Business Day of any calendar quarter.

(e)

All payments and prepayments shall be applied first to any unpaid interest and fees and thereafter to the principal of the Revolving Credit Loans and Term Loan and to other amounts due Lender.  Except as otherwise provided herein, all payments of principal, interest, fees or other amounts payable by Borrower hereunder shall be remitted to Lender in immediately available funds not later than 2:30 p.m., Omaha time, on the day due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension; provided, however, that if said next succeeding Business Day falls in a new month the maturity of such payment shall be on the immediately preceding Business Day.

2.5

Use of Proceeds.  The proceeds of the Revolving Credit Loans shall be used to finance Borrower’s working capital needs.  The proceeds of the Term Loan shall be used to refinance Borrower’s existing debt and for general business purposes.

2.6

Fees.

(a)

Borrower shall pay to Lender a non-use fee, which shall accrue at the Non-Use Fee Rate on the average daily unused amount of the Revolving Credit Commitment during the period from the Closing Date until the Revolving Credit Maturity Date.  All accrued non-use fees shall be due and payable (i) on the last Business Day of each calendar quarter, commencing on June 30, 2008, until the Revolving Credit Maturity Date and (ii) on the Revolving Credit Maturity Date.  All non-use fees shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days, including the Closing Date and excluding the Revolving Credit Maturity Date.

(b)

As of the Closing, Lender shall have fully earned, and Borrower shall have paid to Lender, the non-refundable origination fee set forth in that certain fee agreement dated as of the date hereof between Borrower and Lender.

2.7

Alternate Rate of Interest.  If prior to the commencement of any LIBOR Interest Period for a Revolving Credit Loan bearing interest at the LIBOR Rate or the Term Loan: (a) Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such LIBOR Interest Period; or (b) the LIBOR Rate for such LIBOR Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining the Revolving Credit Loan or Term Loan for such LIBOR Interest Period; then Lender shall give notice thereof to Borrower by telephone or telecopy as promptly as practicable thereafter and, until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, all Revolving Credit Loans and the Term Loan shall bear interest at the Base Rate.

2.8

Increased Costs.

(a)

If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by,  Lender (except any such reserve requirement reflected in the Base LIBOR Rate); or (ii) impose on Lender or the London interbank market any other condition affecting this Agreement; and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Revolving Credit Loan bearing interest at the LIBOR Rate or the Term Loan (or of maintaining its obligation to make any such loan) or to reduce the amount of any sum received or receivable by Lender (whether of principal, interest or otherwise), then Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)

If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement to a level below that which Lender or Lender’s holding company, if any, could have achieved but for such Change in Law (taking into consideration Lender’s or policies and the policies of Lender’s holding company, if any, with respect to capital adequacy), then from time to time Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company, if any, for any such reduction suffered.

(c)

A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, if any, as specified in paragraphs (a) or (b) above shall be delivered to Borrower, demonstrating in reasonable detail the calculation of the amounts, and shall be conclusive absent manifest error.  Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)

Failure or delay on the part of Lender to demand compensation pursuant to this Section 2.8 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section 2.8 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefore; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive and if Lender notifies Borrower of such Change of Law within one hundred eighty (180) days after the adoption, enactment or similar act with respect to such Change of Law, then the one hundred eighty (180) day period referred to above shall be extended to include the period from the effective date of such Change of Law to the date of such notice.

2.9

Break Funding Payments.  In the event of (a) the payment of any principal of any Revolving Credit Loan bearing interest at the LIBOR Rate other than on the last day of a LIBOR Interest Period applicable thereto (including as a result of an Event of Default), (b) the payment of any principal of the Term Loan (other than the quarterly payments required by Section 2.4(c) hereof) other than on the last Business Day of any calendar quarter or (c) the failure to borrow or pay any Revolving Credit Loan or the Term Loan on the applicable Effective Date, then, in any such event, Borrower shall compensate Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to Lender shall be deemed to include an amount determined by Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such loan had such event not occurred, at the annual rate of interest that would have been applicable to such loan, for the period from the date of such event to the last day of the then current LIBOR Interest Period (or, in the case of a failure to borrow, for the period that would have been the LIBOR Interest Period for such loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section 2.8, demonstrating in reasonable detail the calculation of the amounts, shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.10

Taxes.

(a)

Any and all payments by or on account of any obligation of Borrower under this Agreement or any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.10) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law.

(b)

In addition, Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)

Borrower shall indemnify Lender, within thirty (30) days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by Lender on or with respect to any payment by or on account of any obligation of Borrower under this Agreement or any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to Borrower by Lender demonstrating in reasonable detail the calculation of the amounts, shall be conclusive absent manifest error.  However, Lender shall not be entitled to receive any payment with respect to Indemnified Taxes or Other Taxes that are incurred or accrued more than one hundred eighty (180) days prior to the date Lender gives notice and demand thereof to Borrower.

(d)

As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a governmental authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)

Lender, if requested by Borrower, shall deliver such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.

(f)

If Lender determines, in its reasonable discretion, that it has received a refund of any taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.10, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.10 with respect to the taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to Lender in the event Lender is required to repay such refund to such governmental authority.  This Section 2.10 shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

SECTION 3.

CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

Closing under this Agreement and the making of each Advance are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender):

3.1

Conditions Precedent to Closing.  Prior to the Closing, Borrower shall have delivered to Lender the following:

(a)

A duly and fully executed Agreement, Revolving Credit Note and Term Loan Note.

(b)

Duly and fully executed mortgages, security agreements, fixture financing statements and assignments of leases and rents with respect to the Real Property substantially in the form of Exhibit D attached hereto (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Mortgages”).  The Mortgages shall secure the Obligations and create first priority liens on the Real Property, subject only to the Permitted Exceptions.

(c)

A duly and fully executed security agreement substantially in the form of Exhibit E attached hereto (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Security Agreement”) and UCC-1 Financing Statement.  Said Security Agreement and UCC-1 Financing Statement shall secure the Obligations and create a first priority perfected security interest on the Personal Property, subject only to the Permitted Exceptions.

(d)

Duly and fully executed control agreements with respect to the bank and brokerage accounts set forth on Schedule 4.17 hereto substantially in the form of Exhibit F attached hereto (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Control Agreements”).  The Control Agreements shall secure the Obligations and create a first priority perfected security interest on the bank and brokerage accounts set forth on Schedule 4.17 hereto, subject only to the Permitted Exceptions.

(e)

A duly and fully executed environmental indemnity agreement substantially in the form of Exhibit G attached hereto (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Environmental Indemnity Agreement”).

(f)

Each instrument, document and agreement required to be executed under any provision of this Agreement or any other Loan Document.

(g)

Certified copies of (i) resolutions of Borrower and its sole member, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated thereby and (ii) Borrower’s and its sole member’s organizational and governing documents and agreements.

(h)

Incumbency certificates identifying all Authorized Officers, with specimen signatures.

(i)

A certificate of good standing for Borrower and its sole member issued by appropriate governmental authorities.

(j)

A written opinion of Borrower’s independent counsel.

(k)

Independent written appraisals of the value of the Real Property, prepared by qualified and licensed real estate appraisers satisfactory to Lender, together with a letter from each real estate appraiser stating that Lender can rely upon such appraisal in connection with this Agreement.

(l)

ALTA lender’s policies of title insurance for the Real Property, with Lender as the insured, insuring the Mortgages as first priority liens on the Real Property, subject only to the Permitted Exceptions.  All standard exceptions to such policies shall be deleted, and the policies shall contain such endorsements as Lender may reasonably require.  On the Closing Date, Lender shall receive a “mark-up” of the title insurance commitment for such insurance showing that (i) all requirements for issuance of the policies have been satisfied, (ii) the Mortgages are first priority liens on the Real Property, subject only to the Permitted Exceptions, (iii) the standard exceptions to coverage will be deleted from the final policies and (iv) the final policies will contain the requested endorsements.

(m)

ALTA-ACSM surveys of the Real Property, prepared by a registered land surveyor satisfactory to Lender, together with a letter from each land surveyor stating that Lender and the title company issuing the title insurance for the Real Property can rely upon such survey in connection with this Agreement and that no material changes have occurred to the Real Property in question since the survey was prepared.

(n)

Complete copies of phase 1 environmental assessments for the Real Property, prepared by environmental assessment firms satisfactory to Lender, together with a letter from each environmental assessment firm stating that Lender can rely upon such assessment in connection with this Agreement.

(o)

Satisfactory evidence of hazard insurance coverage on the Collateral and general liability, auto liability, workers compensation and other insurance, as may be required by any of the Loan Documents.

(p)

Flood certificates indicating that the Real Property is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency.

(q)

Complete copies of the fully executed merger agreements with respect to the merger of Green Plains Grain Merger Sub, Inc. with and into Great Lakes Cooperative and the merger of Great Lakes Cooperative (n/k/a Green Plains Grain Cooperative) with and into Borrower.  The mergers shall have been, or substantially simultaneously with the Closing shall be, consummated in accordance with the merger agreements and applicable law, without any amendment to or waiver of any terms or conditions of the merger agreements not approved by Lender (such approval not to be unreasonably withheld or delayed). Lender shall have received copies of the material documents evidencing the closing of the mergers and all material due diligence materials relating to the mergers.

(r)

Satisfactory evidence of payoff of all existing debt and obligations owing to CoBank, ACB and discharge of related liens and security interests.

(s)

Payment of the origination fee referenced in Section 2.6(b) hereof and all Expenses associated with the Revolving Credit Facility and Term Loan Facility incurred to the Closing Date.

(t)

A borrowing base report substantially in the form of Exhibit H attached hereto, together with supporting documentation (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Borrowing Base Report”), dated within thirty (30) days of the Closing Date.

(u)

A compliance certificate substantially in the form of Exhibit I attached hereto, together with supporting documentation (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Compliance Certificate”), dated within thirty (30) days of the Closing Date.

(v)

Commitments from financial institutions satisfactory to Lender to fund fourteen million dollars ($14,000,000) of the Revolving Credit Commitment and Term Loan Commitment.

(w)

All other instruments, certificates, documents, information and reports reasonably required or requested to be executed and/or delivered by Borrower.

3.2

Conditions Precedent to Advances.  Lender’s obligation to make Advances shall be subject to the satisfaction of each of the following conditions:

(a)

All representations and warranties of Borrower shall be deemed reaffirmed as of the making of such Advance and shall be true, correct and complete both before and after giving effect to such Advance.

(b)

No Event of Default or Unmatured Event of Default shall have occurred and be continuing, Borrower shall be in compliance with this Agreement and the other Loan Documents and Borrower shall be deemed to have certified such matters to Lender.

(c)

Borrower shall have taken such other actions, including the delivery of documents and opinions, as Lender may reasonably request.

3.3

Compliance with this Agreement.  Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 5 and 6 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date and as of the date of each Advance.

3.4

Closing Certificate.  Lender shall have received a certificate dated the Closing Date and signed by an Authorized Officer certifying that all of the conditions specified in this Section 3 have been fulfilled and that no Material Adverse Effect has occurred since August 31, 2007.

3.5

Closing.  Subject to the conditions of this Section 3, the Revolving Credit Facility and Term Loan Facility shall be made available on the date (the “Closing Date”) this Agreement is duly executed and all of the conditions contained in Section 3.1 hereof are completed (the “Closing”).

3.6

Non-Waiver of Rights.  By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrower hereunder or under any agreement, document or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make Advances under the Revolving Credit Facility and Term Loan Facility, Borrower represents and warrants to Lender that:

4.1

Organization, Powers, Authorization and Enforceability.

(a)

Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation, has lawful power and authority to engage in the business it conducts and is qualified to do business and in good standing in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify could not have a Material Adverse Effect.

(b)

Borrower has all requisite power and authority to enter into and perform this Agreement and the other Loan Documents and to incur the Obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.

(c)

This Agreement and the other Loan Documents, when executed and delivered, will be legal, valid and binding upon Borrower and enforceable against Borrower in accordance with their respective terms.

4.2

No Conflicts.  The execution, delivery and performance of this Agreement, the other Loan Documents and all related agreements and each document required by any provision hereof will not violate any law, government rule or regulation, violate the organizational or governing documents and agreements of Borrower or violate or result in a default of (immediately or with the passage of time) any contract, agreement or instrument to which Borrower is a party, or by which Borrower or its Property  is bound, which violation or default could have a Material Adverse Effect.  Borrower is not in violation of nor has it knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it  or its Property may be bound, which violation could have a Material Adverse Effect.  Borrower is not in violation of its organizational or governing documents and agreements.

4.3

Financial Condition / Full Disclosure.  Borrower has delivered to Lender its balance sheet and statements of operations, cash flows and member equity as of and for the fiscal year ended August 31, 2007.  Such financial statements present fairly the financial position and results of operations and cash flows of Borrower as of such date and for such period in accordance with GAAP.  The other financial statements and information relating to Borrower and delivered to Lender in connection with the negotiation of this Agreement present fairly the financial position of Borrower as of the date thereof and the results of its operations as of the period thereof.  Since August 31, 2007, there has been no Material Adverse Effect.  Neither the written statements furnished by Borrower to Lender in connection with the negotiation of this Agreement nor those contained in any financial statements or documents relating to Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

4.4

Governmental Approval.  Neither the nature of Borrower or of Borrower’s business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of any Loan Document, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower in connection with the execution and delivery of this Agreement or the other Loan Documents, except: (a) for the filing of the UCC-1 Financing Statement; and (b) for instances in which the lack of such consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower could not have a Material Adverse Effect.

4.5

Pending Litigation.  There are no judgments, judicial or administrative orders,  suits, actions, proceedings or investigations (civil or criminal) pending, or to the knowledge of Borrower, threatened, against Borrower or affecting its Property in any court or before any governmental authority, regulatory agency or arbitration board or tribunal, none of which, if adversely determined, could have a Material Adverse Effect.  Borrower is not in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. No officer of Borrower or its sole member has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other related conduct or activity.

4.6

Taxes.  All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings.  Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower that could reasonably be expected to have a Material Adverse Effect.

4.7

Insurance.  All premiums due in respect of all insurance maintained by Borrower or with respect to its Property have been paid.

4.8

Contracts, etc.

(a)

Borrower is not a party to any contract or agreement, or subject to any other restriction, which unduly materially and adversely affects its business, financial condition, Property or prospects.

(b)

Except as otherwise specifically provided in this Agreement, Borrower has not agreed or consented to cause or permit any Property to be subject in the future (upon the happening of a contingency or otherwise) to any lien, claim or encumbrance of any nature whatsoever not permitted by this Agreement.

4.9

Compliance with Laws.  Borrower is not in violation of, has not received written notice that it is in violation of, nor has it knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof (including without limitation, environmental laws and regulations), which violation could have a Material Adverse Effect.

4.10

Equity Interests.  The authorized and outstanding equity interests of Borrower are owned by Parent.  All of the equity interests of Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holder thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities.  There are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or Parent is bound relating to the issuance, transfer, voting or redemption of Borrower’s equity interests or any pre-emptive rights held by any Person with respect to the equity interests of Borrower. Borrower has not issued any securities convertible into or exchangeable for its equity interests or any options, warrants or other rights to acquire such equity interests or securities convertible into or exchangeable for such equity interests.

4.11

Associations.  Borrower is not engaged in, nor does it have any interest in, any joint venture or partnership with any other Person.  Borrower does not have any Subsidiaries, except Great Lakes Grain Storage.

4.12

Labor Matters.  There are no strikes, lockouts or slowdowns against Borrower pending or, to the knowledge of Borrower, threatened.  The hours worked by and payments made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters.  All payments due from Borrower, or for which any claim may be made against Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Borrower, in each of such cases so as to not cause a Material Adverse Effect.

4.13

ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each of such cases so as to cause a Material Adverse Effect.

4.14

Debt.  Borrower does not have existing Debt, except (a) Debt to CoBank, ACB and (b) Debt permitted by Section 6.1 hereof.

4.15

Title to Property.  Borrower has good and marketable title to its Property, free from all liens, claims and encumbrances of any nature whatsoever, except (a) liens, claims and encumbrances in favor of CoBank, ACB and (b) liens, claims and encumbrances permitted by Section 6.2 hereof.  None of the Borrower’s Property is subject to any right of first refusal, right of first offer, option to purchase or lease, except pursuant to the agreements set forth on Schedule 4.15 hereto.

4.16

Collateral Locations.  Attached hereto as Schedule 4.16 is a complete and accurate list showing all places at which the Collateral is located on the date hereof.  Such list indicates whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party.

4.17

Location of Bank and Brokerage Accounts.  Attached hereto as Schedule 4.17 is a complete and accurate list of all deposit, checking, savings, securities, investment, hedging, commodity trading and other accounts maintained with any bank, broker or dealer and all other similar accounts maintained by Borrower on the date hereof, together with a description thereof.  Each of the accounts set forth on Schedule 4.17 hereto is maintained with the corresponding financial institution indicated thereon.

SECTION 5.

BORROWER’S AFFIRMATIVE COVENANTS

Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit Facility and Term Loan Facility have been terminated:

5.1

Financial and Business Information.  Borrower shall deliver to Lender the following (all to be in form and substance satisfactory to Lender):

(a)

Financial Statements and Reports:

(i)

as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent, financial statements of Parent for such year which present fairly Parent’s financial condition, including the balance sheet as of the end of such fiscal year and a statement of operations, a statement of cash flows and a statement of stockholder equity for such fiscal year, all on a consolidated basis and accompanied by consolidating schedules, prepared in accordance with GAAP, and audited by an independent certified public accounting firm of recognized standing selected by Parent and reasonably satisfactory to Lender, together with an unqualified opinion on the financial statements from such accounting firm;

(ii)

as soon as available, but in any event within thirty (30) days after the end of each month, internally prepared financial statements of Borrower for such month, along with year to date information and comparative information from the same periods of the preceding fiscal year, which present fairly Borrower’s financial condition, including balance sheet, statement of operations, statement of cash flows and statement of member equity, prepared in accordance with GAAP (subject to the absence of footnotes);

(iii)

as soon as available, but in any event within thirty (30) days after the end of each month, internally prepared financial statements of the Shenandoah, Iowa ethanol plant of Parent or GPRE Shenandoah LLC and the Superior, Iowa ethanol plant of Superior Ethanol, LLC for such month, along with year to date information and comparative information from the same periods of the preceding fiscal year, which present fairly the financial condition of such ethanol plants, including balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP (subject to the absence of footnotes);

(iv)

as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, a Compliance Certificate;

(v)

as soon as available, but in any event within thirty (30) days after the end of each month, a Borrowing Base Report;

(vi)

as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, financial projections of Borrower for the then current fiscal year, together with an explanation of the assumptions used to forecast such financial projections;

(vii)

daily, electronic copies of all broker statements of Borrower indicating all activities with respect to Hedging Accounts; and

(viii)

such other data, reports, statements and information (financial or otherwise) as Lender may reasonably request.

(b)

Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto.

5.2

Tax Returns and Reports.  At Lender’s request from time to time, Borrower shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrower.

5.3

Material Adverse Effect.  Borrower agrees that immediately upon it, its sole member or any of its or its sole member’s officers becoming aware of any development or other information which could reasonably be expected to result in a Material Adverse Effect, it shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated Material Adverse Effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the next Business Day after such verbal notice is given.

5.4

Litigation / Loss.  Borrower shall give prompt notice to Lender of any (a) litigation claiming in excess of two hundred fifty thousand dollars ($250,000) from Borrower, or which could otherwise have a Material Adverse Effect or (b) any damage, loss, theft or destruction in excess of two hundred fifty thousand dollars ($250,000) with respect to any portion of Borrower’s Property, or which could otherwise have a Material Adverse Effect.

5.5

Places of Business; Jurisdiction of Organization; Name.  Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its chief executive office or any other places of business, any changes in its jurisdiction of organization, change of name or the establishment of any new, or the discontinuance of any existing place of business.

5.6

Maintenance of Insurance, Financial Records and Legal Existence.

(a)

Property Insurance - Borrower shall maintain or cause to be maintained insurance on its Property against fire, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower. The policies of all such casualty insurance shall contain standard lender loss payable and additional insured clauses issued in favor of Lender pursuant to which all losses thereunder shall be paid to Lender as Lender’s interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of the insured. At or prior to Closing, Borrower shall furnish Lender with insurance certificates certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Lender may require, provided that Borrower shall furnish to Lender such insurance certificates naming Lender as loss payee and as additional insured no later than sixty (60) days subsequent to the Closing Date. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrower, but Borrower shall continue to be liable for the same. Borrower hereby appoints Lender as its attorney-in-fact, exercisable at Lender’s option, to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance.

(b)

Public Liability and Business Interruption Insurance - Borrower shall maintain, and shall deliver to Lender upon Lender’s request evidence of public liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

(c)

Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall provide written notice to Lender promptly upon any change to its fiscal year end date.

(d)

Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its legal existence, good standing, rights and franchises.

(e)

Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it or its Property is subject, whether federal, state or local (including, without limitation, environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices) and shall obtain and maintain any and all licenses, permits, franchises, certificates or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain could materially adversely affect the business, financial condition, Property or prospects of Borrower.

5.7

Business Conducted.  Borrower shall continue in the primary business presently engaged in by it, it being agreed that Borrower may engage in businesses reasonably related to its primary business.

5.8

Payment of Obligations, Taxes and Claims.  Borrower shall pay, before they become delinquent, all debts, obligations, taxes, assessments, governmental charges, levies and claims imposed upon it or upon its Property, except for those being contested in good faith with due diligence by appropriate proceedings and for which appropriate reserves have been maintained under GAAP.

5.9

Financial Covenants.  Borrower shall perform and comply with each of the following financial covenants as reflected and computed from its financial statements:

(a)

Borrower shall maintain at all times, Working Capital equal to or more than: (i) seven million dollars ($7,000,000) during fiscal 2008; (ii) nine million dollars ($9,000,000) during fiscal 2009; and (iii) eleven million dollars ($11,000,000) during fiscal 2010 and each fiscal year thereafter.

(b)

Borrower shall maintain at all times, Tangible Net Worth equal to or more than: (i) ten million dollars ($10,000,000) during fiscal 2008; (ii) twelve million dollars ($12,000,000) during fiscal 2009; and (iii) fifteen million dollars ($15,000,000) during fiscal 2010 and each fiscal year thereafter.

(c)

Borrower shall maintain at all times, a Fixed Charge Ratio of 1.10x or more.

(d)

Borrower shall maintain at all times, Capital Expenditures equal to or less than: (i) two million five hundred thousand dollars ($2,500,000) during fiscal 2008; and (ii) one million dollars ($1,000,000) during fiscal 2009 and each fiscal year thereafter; provided, however, that any unused portion of Capital Expenditures from any fiscal year may be added to the one million dollar ($1,000,000) limit in the next succeeding year.

(e)

Borrower shall maintain at all times, a Senior Leverage Ratio that does not exceed 2.25x.

5.10

Swap Requirement.  Within ninety (90) days after the Closing Date, Borrower shall enter into an interest rate swap arrangement to effectively fix the annual rate of interest accruing on fifty percent (50%) of the principal amount of any Advance under the Term Loan Facility.

5.11

Maintenance of Property / Inspection.  Borrower shall keep and maintain its Property in good working order and condition, ordinary wear and tear excepted.  Borrower shall permit any of Lender’s officers or other representatives to visit and inspect Borrower’s Property during regular business hours to examine and audit all of Borrower’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys.

SECTION 6.

BORROWER’S NEGATIVE COVENANTS

Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit Facility and Term Loan Facility have been terminated:

6.1

Debt.  Borrower shall not create, incur, assume or suffer to exist, voluntarily or involuntarily, any Debt, except (a) the Obligations to Lender and (b) purchase money obligations, obligations under Capitalized Leases and obligations under operating leases for rolling stock and equipment in an aggregate amount not to exceed seven million dollars ($7,000,000) outstanding at any one time.

6.2

Liens, Claims and Encumbrances.  Borrower shall not (a) execute a negative pledge agreement with any Person covering any Property, except as set forth in this Agreement, or (b) cause or permit or consent to cause or permit (upon the happening of a contingency or otherwise) its Property to be subject to any lien, claim or encumbrance of any nature whatsoever, except (i) the Permitted Exceptions and (ii) liens and security interests with respect to the Property subject to the purchase money obligations, obligations under Capitalized Leases and obligations under operating leases for rolling stock and equipment permitted by Section 6.1 hereof.

6.3

Loans, Advances and Investments.  Borrower shall not make, or be permitted to have outstanding, any loans or advances to, or investments in, any Person, except (a) advances to employees in the ordinary course of business not in excess of one hundred thousand dollars ($100,000) in the aggregate at any one time outstanding, (b) extensions of trade credit or similar advances in the ordinary course of business and (c) Great Lakes Grain Storage.

6.4

Distributions.  Borrower shall not declare, pay or make any form of Distribution, except (a) periodic Distributions to Parent in an amount equal to Borrower’s reasonable overhead and operating expenses paid by Parent and (b) an annual Distribution to Parent in an amount equal to Parent’s federal, state, local and foreign income tax liability for such year in respect of taxable income derived from Borrower (net of tax refunds).

6.5

Sale of Assets, Merger, Consolidation, Dissolution or Liquidation of Borrower.

(a)

Borrower shall not sell, lease, license, transfer or otherwise dispose of its Property, agree to the same or convey any rights regarding the same, except (i) Property sold in the ordinary course or ordinary operation of Borrower’s business, (ii) sales of assets (other than as otherwise set forth in this Section 6.1(a)) for fair market value in an aggregate amount not to exceed two hundred fifty thousand dollars ($250,000) per fiscal year and (iii) pursuant to the agreements set forth on Schedule 4.15 hereto.  Borrower shall not materially amend, restate, modify, supplement, extend, renew or take any similar material actions with respect to the agreements set forth on Schedule 4.15 hereto.

(b)

Borrower shall not merge or consolidate with, acquire any equity interests in (except the currently outstanding equity interests in Great Lakes Grain Storage), acquire all or substantially all of the assets of or otherwise engage in any form of business combination with, any other Person, or commence a dissolution or liquidation.

(c)

Borrower shall remain wholly-owned by Parent.

6.5

Change of Control of Parent.  No Change of Control shall occur with respect to Parent.  For the purposes of this Section 6.6, “Change of Control” means:

(a)

the acquisition, directly or indirectly, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of Parent’s then outstanding voting securities entitled to vote generally in the election of directors;

(b)

individuals who, as of the Closing Date, constitute the Board of Directors of Parent (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors of Parent, provided that any person becoming a director subsequent to the Closing Date whose election, or nomination for election by the shareholders of Parent, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

(c)

consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of Parent immediately prior to such reorganization, merger or consolidation (other than the acquirer) do not, immediately thereafter, beneficially own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors or (ii) a liquidation or dissolution of Parent or the sale of all or substantially all of the assets of Parent (whether such assets are held directly or indirectly) to a third party.

6.7

Transactions With Affiliates.  Borrower shall not enter into any transaction with any Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning, capitalization or giving of funds to any such Affiliate, unless (a) such Affiliate is engaged in a business substantially related to the business permitted to be conducted by Borrower hereunder, (b) the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm’s-length transactions with any Person not an Affiliate and (c) such transaction is not prohibited hereunder.

6.8

Bank and Brokerage Accounts; Deposits.  Borrower shall not establish any new deposit, checking, savings, securities, investment, hedging, commodity trading or other similar accounts, maintain any account other than those accounts specified on Schedule 4.17 hereto, deposit proceeds from the sale of Collateral in any account other than a deposit account specified on Schedule 4.17 hereto or permit the cash balance of the accounts set forth on Schedule 4.17 hereto to exceed the corresponding balance limit indicated on Schedule 4.17 hereto.  The accounts set forth on Schedule 4.17 hereto that are maintained with financial institutions other than Lender and in which Lender does not have a first priority perfected security interest shall not have an aggregate balance limit in excess of one hundred thousand dollars ($100,000).

6.9

Hedging.  Borrower shall not (a) violate the Hedging Policy, (b) permit more than twenty-five thousand (25,000) bushels of any commodity constituting Grain Inventory to be unhedged against future price risk as of the close of the Chicago Board of Trade on each Business Day or (c) enter into any short position in any futures contract traded on the Chicago Board of Trade with a term that expires in excess of twelve (12) months from the contract date.

SECTION 7.

DEFAULT

7.1

Events of Default.  Each of the following events shall constitute an event of default (“Event of Default”) and Lender shall thereupon have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

(a)

Payments - if Borrower fails to make any payment of principal or interest on the date when such payment is due and payable; or

(b)

Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender, arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of ten (10) days after the earlier of Borrower becoming aware of such failure or Borrower receiving written notice from Lender of such failure; provided however, that the ten (10) day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand, whether following an Event of Default, or otherwise; or

(c)

Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement not otherwise described in this Section 7.1, and such failure continues for a period of thirty (30) days after the earlier of Borrower becoming aware of such failure or Borrower receiving written notice from Lender of such failure; or

(d)

Financial Information - if any statement, report, financial statement or certificate made or delivered by Borrower, its sole member or any of their officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

(e)

Uninsured Loss - if there shall occur any uninsured damage, loss, theft or destruction in excess of two hundred fifty thousand dollars ($250,000) with respect to any portion of Borrower’s Property; or

(f)

Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, any of the other Loan Documents, or in any document, agreement or instrument furnished in compliance with, relating to or in reference to this Agreement, is false, erroneous or misleading in any material respect when made; or

(g)

Agreements with Others - if Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money having an outstanding principal amount of two hundred fifty thousand dollars ($250,000) or more and (i) such default consists of the failure to pay any principal or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or permit Borrower’s, or any of its obligations which are the subject thereof, to become due prior to its maturity date or prior to its regularly scheduled date of payment; or

(h)

Other Agreements with Lender – if, after the passage of all applicable notice and cure or grace periods, Borrower breaches or violates the terms of, or if a default or an event of default occurs under, any other existing or future agreement between or among Borrower and Lender that is in any way related to this Agreement including, without limitation, the Loan Documents; or

(i)

Judgments - if any final, nonappealable judgment for the payment of money in excess of two hundred fifty thousand dollars ($250,000) which is not covered by insurance or an appeal bond, or for which Borrower has not established a cash or cash equivalent reserve in the amount of such judgment, shall be rendered and shall remain unsatisfied and unstayed for a period of at least thirty (30) days; or

(j)

Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower which might materially and adversely affect Borrower; or

(k)

Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower, or any of its debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; provided, however, that Borrower shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against Borrower, it being understood that during such sixty (60) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

(l)

Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any of Borrower’s Property; or

(m)

Execution Process, Seizure, etc. - the issuance of any execution or distraint process affecting any material portion of the Property of Borrower, or any material portion of the Property of Borrower is seized by any governmental entity, federal, state or local; or

(n)

Pension Benefits, etc. - if Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrower’s employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a lien to secure any deficiency or claim; or

(o)

Material Adverse Effect - a Material Adverse Effect occurs which impairs Borrower’s ability to repay the Obligations in full as and when due; or

(p)

Change of Control – if Borrower fails to perform, comply with or observe Section 6.1 hereof or Section 6.6 hereof.

7.2

Cure.  Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder, except as outlined in Section 7.1 hereof.

7.3

Rights and Remedies on Default.

(a)

In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Lender may, in its reasonable discretion, withhold or cease making Advances.

(b)

In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its reasonable discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Revolving Credit Facility and Term Loan Facility.

(c)

In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence and during the continuance of an Event of Default, exercise all rights under the Uniform Commercial Code and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

(i)

The right to “take possession” of the Collateral, and notify all Account Debtors of Lender’s security interest in the Accounts and require payment under the Accounts to be made directly to Lender and Lender may, in its own name or in the name of the Borrower, exercise all rights of a secured party with respect to the Collateral and collect, sue for and receive payment on all Accounts, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its reasonable discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including, without limitation, notifying the United States postal authorities to redirect mail addressed to Borrowers, to an address designated by Lender); or

(ii)

Require Borrower, at Borrower’s expense, to assemble all or any part of the Collateral and make it available to Lender; or

(iii)

The right to reduce or modify the Revolving Credit Commitment or Term Loan Commitment, or to modify the terms and conditions upon which Lender may be willing to consider making Advances.

(d)

Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral.

7.4

Nature of Remedies.  All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence and during the continuance of an Event of Default, may proceed against Borrower at any time, under any agreement, with any available remedy and in any order.

7.5

Set-Off. If any bank account or other Property held by or with Lender, or any Affiliate of Lender, or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or other amounts or property thus set off against any of the Obligations hereunder.

SECTION 8.

MISCELLANEOUS

8.1

GOVERNING LAW.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL RELATED AGREEMENTS AND DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEBRASKA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8.2

Integrated Agreement.  The Revolving Credit Note, the Term Loan Note, the Mortgages, the Security Agreement, the Control Agreements, the Environmental Indemnity Agreement and the other Loan Documents, all related agreements and this Agreement shall be construed as integrated and complementary of each other and as augmenting and not restricting Lender’s rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

8.3

Waiver and Indemnity.

(a)

No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

(b)

Borrower releases and shall indemnify, defend and hold harmless Lender, and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower’s breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents and (iii) Borrower’s failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees (including without limitation environmental laws, etc.), and all costs, expenses, fines, penalties or other damages resulting therefrom, unless, in each case resulting from acts or conduct of Lender constituting willful misconduct or gross negligence.

(c)

Lender shall not be liable for, and Borrower hereby agrees that Lender’s liability in the event of a breach by Lender of this Agreement shall be limited to Borrower’s direct damages suffered and shall not extend to, any consequential or incidental damages. In the event Borrower brings suit against Lender in connection with the transactions contemplated hereunder, and Lender is found not to be liable, Borrower shall indemnify and hold Lender harmless from all costs and expenses, including attorneys’ fees, incurred by Lender in connection with such suit.

8.4

Time.  Except as otherwise set forth in this Agreement, whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower’s performance under all provisions of this Agreement and all related agreements and documents.

8.5

Expenses of Lender.  At Closing, Borrower will pay all out-of-pocket expenses incurred by Lender on demand (including, without limitation, search costs, audit fees, inspection fees, appraisal fees, and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents.  In the event of any Event of Default or Unmatured Event of Default which requires action by Lender in accordance with the terms of the Loan Documents, Borrower will pay all out-of-pocket expenses incurred by Lender on demand relating to the enforcement, protection and defense of the rights of Lender in and to the Collateral or otherwise hereunder.  Additionally, Borrower will pay any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement.  The fees, expenses and other costs set forth in this Section 8.5 are collectively referred to as the “Expenses.”  Any Expenses not paid upon demand by Lender shall bear interest at the Default Rate.

8.6

Confidentiality.  Borrower and Lender agree to maintain the confidentiality of this Agreement and the other Loan Documents and not to disclose the contents hereof or provide a copy hereof to any third party, except (i) as required by law or regulation (including the regulations of the Securities and Exchange Commission), (ii) to accountants, lawyers and financial advisers of the parties who are informed of and agree to be bound by this Section 8.6 and (iii) to any assignee or participant (or potential assignee or participant) of Lender’s interests herein or any rating agencies, guarantors or insurers.

8.7

Notices.

(a)

Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by facsimile or by nationally recognized overnight courier, or via first class, certified or registered mail, postage prepaid, to the address of such party set forth on the signature pages hereof, unless such address is changed by written notice hereunder.

(b)

Any notice sent by Lender or Borrower by any of the above methods shall be deemed to be given when so received.

(c)

Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

8.8

Headings.  The headings of any paragraph or section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

8.9

Survival.  All warranties, representations, and covenants made by Borrower herein, in any Loan Document, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of any Loan Document, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder, in any Loan Document or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

8.10

Successors and Assigns.

(a)

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

(b)

Lender may at any time assign all of its Advances and commitments hereunder to any other Person.

8.11

Duplicate Originals.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

8.12

Modification.  No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

8.13

Signatories.  Each individual signatory hereto represents and warrants that such signatory is duly authorized to execute this Agreement on behalf of such signatory’s principal and that such signatory executes the Agreement in such capacity and not as a party.

8.14

Third Parties.  No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower’s duty of performance, including, without limitation, Borrower’s duties under any account or contract with any other Person.

8.15

Waivers.

(a)

Borrower hereby irrevocably, unconditionally and fully subordinates in favor of Lender, any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert or receive payment on any claim against it, on account of payments made under this Agreement, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. Borrower waives any event or circumstances which might constitute a legal or equitable defense of, or discharge of, Borrower. Furthermore, Borrower agrees that if any payment on the Obligations is recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower, Borrower shall be obligated to the same extent as if the recovered or repaid payment had never been originally made on such Obligation.

(b)

Borrower hereby consents and agrees that Lender, at any time or from time to time in its reasonable discretion may: (i) settle, compromise or grant releases for liabilities of any Person or Persons liable for any Obligations, (ii) exchange, release, surrender, sell, subordinate or compromise any Collateral to the extent allowed under federal, state or local law, including without limitation administrative pronouncements, of any party now or hereafter securing any of the Obligations and (iii) following an Event of Default, apply any and all payments received at any time against the Obligations in any order as Lender may determine; all of the foregoing in such manner and upon such terms as Lender may see fit, without notice to or further consent from Borrower who hereby agrees and shall remain bound upon this Agreement notwithstanding any such action on Lender’s part.

(c)

The liability of Borrower hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (i) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons or in any Property, (ii) the invalidity or unenforceability of any Obligations or rights in any Collateral, (iii) any delay in making demand upon any other Person or Persons or any delay in enforcing, or any failure to enforce, any rights against any other Person or Persons or in any Collateral even if such rights are thereby lost, (iv) any failure, neglect or omission to obtain, perfect or retain any lien upon, protect, exercise rights against, or realize on, any Property of Borrower, or any other party securing the Obligations, (v) the existence or non-existence of any defenses which may be available to any other Person or Persons with respect to the Obligations or (vi) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Borrower.

8.16

CONSENT TO JURISDICTION.  BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEBRASKA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWER WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

8.17

WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

8.18

Discharge of Taxes, Borrower’s Obligations, Etc.  Lender, in its reasonable discretion, shall have the right at any time, and from time to time, with prior notice to Borrower, if Borrower fails to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrower’s obligations hereunder and (b) discharge taxes or liens, at any time levied or placed on any of Borrower’s Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or liens. Expenses and advances shall be deemed Advances hereunder and shall bear interest at the Default Rate until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

8.19

Injunctive Relief.  The parties acknowledge and agree that, in the event of a breach or threatened breach of any party’s obligations hereunder, they may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach.  However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.

8.20

Transfers, Participations and Securitizations.

(a)

A material inducement to Lender’s willingness to complete the transactions contemplated by this Agreement and the other Loan Documents is Borrower’s agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to the Revolving Credit Note, Term Loan Note or any of the other Loan Documents, or any or all servicing rights with respect thereto.

(b)

Borrower agrees to cooperate in good faith with Lender in connection with any such Transfer, Participation or Securitization of the Revolving Credit Note, Term Loan Note or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation: (i) providing such documents, financial and other data, and other information and materials which would typically be required with respect to Borrower by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation or Securitization, as applicable; provided, however, Borrower  shall not be required to make disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws (the “Disclosures”); and (ii) amending the non-financial terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a Material Adverse Effect.  Lender shall be responsible for preparing at its expense any documents evidencing the amendments referred to in clause (ii) above and compliance with any applicable law.

(c)

Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to Borrower, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation or Securitization, as applicable.  Lender and Borrower shall each pay their own attorneys’ fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section 8.20.

(d)

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (i) an Event of Default under any Loan Document which relates to a loan which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default under any Loan Document which relates to a loan which has been the subject of a Securitization, Participation or Transfer; (ii) an Event of Default under any Loan Document which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default under any Loan Document which relates to a loan which is included in any other Loan Pool; (iii) the Loan Documents corresponding to the loans in any Loan Pool shall not secure the obligations of Borrower contained in any Loan Document which does not correspond to a loan in such Loan Pool; and (iv) the Loan Documents which do not correspond to a loan in any Loan Pool shall not secure the obligations of Borrower contained in any Loan Document which does correspond to a loan in such Loan Pool.

SECTION 9.

NOTICE - WRITTEN AGREEMENTS.

This notice is provided pursuant to Nebraska Revised Statutes 45-1,112 et. seq. This Agreement is a credit agreement. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

INITIALED:

Borrower

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

Address For Notices to Borrower:	Borrower:

Green Plains Grain Company LLC	Green Plains Grain Company LLC
105 N. 31st Avenue, Suite 103
Omaha, Nebraska 68131
Attn: Jerry Peters	By:	/s/ Wayne Hoovestol
Fax: (402) 884-8776	Name: Wayne Hoovestol
Title: President
With a copy to:

Blackwell Sanders LLP
1620 Dodge Street, Suite 2100
Omaha, Nebraska 68102
Attn: Michelle Mapes
Fax: (402) 964-5050

Address for notices to Lender:	Lender:

First National Bank of Omaha	First National Bank of Omaha
625 Maryville Center Drive, Suite 100
St. Louis, Missouri 63141
Attn: Kenneth Feaster	By:	/s/ Kenneth Feaster
Fax: (314) 317-1695	Name: Kenneth Feaster
Title: Vice President
And:

First National Bank of Omaha
1620 Dodge Street, Stop 1057
Omaha, Nebraska 68197
Attn: Brian Frevert
Fax: (402) 633-3518

With a copy to:

McGrath North Mullin & Kratz, PC LLO
First National Tower, Suite 3700
1601 Dodge Street
Omaha, Nebraska 68102
Attn: Robert Bothe
Jason Benson
Fax: (402) 341-0216

SCHEDULE 4.15

1.

Lease Agreement dated October 31, 2007 by and between Great Lakes Cooperative as landlord and Farmers Cooperative Company as tenant.

2.

Antenna Space Lease dated May 8, 1996 by and between Farmers Cooperative Elevator Company of Everly as landlord and Cellular One, Great Lakes of Iowa as tenant.

3.

Antenna Space Lease dated November 4, 1998 by and between Farmers Cooperative Elevator Company of Everly as landlord and Cellular One, Great Lakes of Iowa as tenant.

4.

Antenna Space Lease dated November 4, 1998 by and between Farmers Cooperative Elevator Company of Everly as landlord and Cellular One, Great Lakes of Iowa as tenant.

5.

Antenna Space Lease dated November 4, 1998 by and between Farmers Cooperative Elevator Company of Everly as landlord and Cellular One, Great Lakes of Iowa as tenant.

6.

GLGS Service Agreement dated March 22, 2006 by and between Great Lakes Cooperative as landlord and Great Lakes Grain Storage, L.L.C. as tenant.

7.

Rooftop Lease with Option dated August 1, 2007 by and Between Great lakes Cooperative as landlord and Clay County Communications, LLC as tenant.

8.

Agreement dated April 6, 2004 by and between Great lakes Cooperative as landlord and Community State Bank as tenant.

9.

Farm Lease dated March 25, 2008 by and between Great lakes Cooperative as landlord and Allen Sindt as tenant.

SCHEDULE 4.16

Item	Premises	Owned / Leased	Owner / Address
1.	701 N. Main Street Everly, IA	Owned	- - -
2.	106 3rd Ave. Royal, IA	Owned	- - -
3.	701 4th Ave. W. Spencer, IA	Owned	- - -
4.	Hwy. 71 Spencer, IA	Owned	- - -
5.	Clay County, Section 30 W. Spencer, IA	Owned	- - -
6.	1111 Railroad Ave. Greenville, IA	Owned	- - -
7.	2980 254th Ave. Langdon, IA	Owned	- - -
8.	1110 P Ave. Milford, IA	Owned	- - -
9.	603 RR Ave. Superior, IA	Owned	- - -
10.	300 Agriculture Ave. Gruver, IA	Owned	- - -
11.	101 West Main St. Terril, IA	Leased	Luby’s 101 West Main St. Terril, IA

SCHEDULE 4.17

Item	Account Number	Description	Financial Institution	Location	Balance Limit

1.	110263630	Deposit	First National Bank of Omaha	1620 Dodge St. Omaha, NE	No Limit

2.	429869	Deposit	Northwest Federal Savings Bank	101 W. 5th St. Spencer, IA	$100,000

3.	12550	Commodity	Country Hedging, Inc.	P. O. Box 64089 MS 290 St. Paul, MN	No Limit

4.	344 8401	Commodity	FCStone, LLC	2829 Western Pkwy. Ste. 100 West Des Moines, IA	No Limit

43